SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Reported Events August 11, 1998




                                  ISRAMCO, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    Delaware
                             ---------------------
                            (State of Incorporation)


              1770 St. James Place, Houston, Texas 77056 Suite 607
              ----------------------------------------------------
                    (Address of principal executive offices)


                                  713-621-3882
                                  ------------
                               (Telephone number)

               0-12500                              13-3145265
               -------                              ----------
           Commission File No.                  IRS Employer ID No.


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Item 5.  Other Material Events

     Isramco, Inc., as the operator of the Gevim - 1 well in Israel, announced on August 11, 1998 that the production tests on the well were completed and that during the test salt water and small, non-commercial quantities of gas were indicated. As a result, the Gevim - 1 will be plugged and abandoned.

     Total  expenditures   including  tests  were  approximately  $6.7  million.
Isramco's working interest in the well is 1.0043%.

Item 7.  Exhibits

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Isramco, Inc.
                                            (registrant)

 August 12, 1998                         By: /s/  Haim Tsuff
 ---------------                             -----------------------------------
   (date)                                    Haim Tsuff, Chairman of the Board

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